UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐    Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-12

PLANTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

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Supplement to Proxy Statement

Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 30, 2015

This proxy statement supplement, dated July 13, 2015, supplements the definitive proxy statement (the “Proxy Statement”) filed by Plantronics, Inc. (“Plantronics” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2015.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

The table included under the heading “Plan Benefits” under “Proposal Two – Approval of Amendment to 2003 Stock Plan” on page 21 of the Proxy Statement is amended to correct errors as follows:

		(a)	(b)	(c)	(d)
Name	Position	Number of Shares Subject to Options Granted	Average Per Share Option Exercise Price (4)	Number of Restricted Stock or Restricted Stock Unit Shares Granted	Average Per Share Value of Restricted Stock or Restricted Stock Unit Awards (5)
Ken Kannappan	Director, President and CEO	120,000	$47.27	30,000	$42.66
Pam Strayer	Senior Vice President and CFO	20,000	$47.27	10,000	$42.66
Joe Burton	Executive Vice President of Products, Technology & Strategy and Chief Technology Officer	50,000	$47.27	20,000	$42.66
Don Houston	Senior Vice President, Sales	25,000	$47.27	10,000	$42.66
Philip Vanhoutte	Senior Vice President and Managing Director, Europe and Africa	12,000	$47.27	4,000	$42.66
Executive Group (1)		237,000	$47.07	89,500	$42.66
Non-Employee Director Group (2)		—	$—	19,392	$46.40
Non-Executive Officer Employee Group (3)		61,000	$47.27	535,069	$45.56

(1)	The Executive Group is comprised of seven Executive Officers.
(2)	The Non-Employee Director Group is comprised of all members of the Board except Ken Kannappan.
(3)	The Non-Executive Officer Employee Group is comprised of all our employees worldwide minus the Executive Group.
(4)	The average per share exercise price of stock options is calculated as a weighted average.
(5)	Based on the market value of our common stock on the date of grant of restricted stock and restricted stock units during fiscal year 2015.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On June 10, 2015, Plantronics filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from its stockholders. Stockholders are strongly encouraged to read the proxy statement, the accompanying proxy card and other documents filed by Plantronics with the SEC carefully and in their entirety as they contain important information. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Plantronics with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investor Relations portion of our website at www.plantronics.com, or by writing to our Secretary at Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060.

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